Exhibit 99.7

Chuy’s Employment Agreement Talking Points

Senior Leaders under Employment Agreements

•	Thank you for all your support during this exciting time and in the upcoming transition.

•	In our message to the home office, we shared how our team will be compensated after the close of the deal, including certain retention levers Darden has put in place.

•	Your employment terms and separation benefits are governed by your existing employment agreements.

•	The commitments in the home office message do not apply to your role, including the retention bonus.

•	We will share more details about your role and support in the transition as they are available.

Additional Information and Where to Find It

This communication is being made in connection with the transaction. In connection with the transaction, Chuy’s Holdings, Inc. (the “Company”) plans to file a proxy statement and certain other documents regarding the transaction with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement (if and when available) will be mailed to stockholders of the Company. This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders of the Company will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available to stockholders of the Company free of charge on the Company’s website at https://www.chuys.com or by written request to our Corporate Secretary at 1623 Toomey Road, Austin, TX 78704, Attn: Corporate Secretary.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024, its Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on April 25, 2024, its Proxy Statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on June 13, 2024, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication that are not historical facts, including, without limitation, statements relating to the transaction, including the ability to complete, the timing of completion of, and the results of, the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement and the possibility of any termination of the merger agreement and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” “continues,” or similar expressions. Such statements are based upon the current beliefs and expectations of management of the Company. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Actual results may differ materially from current expectations because of numerous risks and uncertainties including, among others: (1) the risk that the proposed transaction may not be completed in a timely manner or at all; (2) the risk of legal proceedings that may be instituted against the Company related to the merger agreement, which may result in significant costs of defense, indemnification and liability; (3) the possibility that competing acquisition proposals for the Company will be made; (4) the possibility that any or all of the various conditions to the consummation of the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (6) the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; (7) actual number of restaurant openings; (8) the sales at the Company’s restaurants; (9) changes in restaurant development or operating costs, such as food and labor; (10) the Company’s ability to leverage its existing management and infrastructure; (11) changes in restaurant pre-opening expense, general and administrative expenses, capital expenditures, effective tax rate, impairment, closed restaurant and other costs; (12) strength of consumer spending and (13) conditions beyond the Company’s control such as timing of holidays, weather, natural disasters, acts of war or terrorism. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company’s stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by law.